UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)     April 4, 2006

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                         0-24393                  13-3945947
   (State or other jurisdiction     (Commission              (IRS Employer
   of incorporation)                File Number)             Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                      6021
(Address of principal executive offices)                     (Zip Code)

Registrant's Telephone Number, Including the area code:      (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
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Item 8.01    Other Events

Aurora Gold Corporation ("Aurora Gold") is pleased to announce that it has successfully negotiated a 5,000 metre-drilling contract, with an option to extend, on the Sao Domingos property in the Tapajos Gold province, Para state, Brazil, and drilling is scheduled to begin during late April, 2006.

Based on the highly encouraging results from the initial rock chip sampling over the Sao Domingos property, coupled with recent mapping, a drilling program has been designed to test the interpreted depth and strike extensions of the mineralised zones.

Mapping and sampling of the Sao Domingos property has shown a potential East - West correlation between the Atacadao gold occurrence, the Esmeril gold occurrence and the highly prospective Fofoca gold occurrence. Rock chip sampling of these gold occurrences has shown the quartz stock work and associated larger quartz veins to contain significant gold, silver and copper grades, as previously reported. See below.

19.40 g/t Gold and 24 g/t Silver and 1.7% Copper

5.50 g/t Gold and 50 g/t Silver and 3.0% Copper

42.56 g/t Gold and 20 g/t Silver

42.56 g/t Gold and 20 g/t Silver

These areas have had significant surficial mining in the past, via water canon and sluice, and Aurora Gold is confident that the mineralised quartz vein stockwork system forms a continuous zone with a strike potential of at least 5 km.

Atacadao was a large-scale alluvial gold mining operation capitalizing on gold accumulations shed from the surrounding hills. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite, with well-developed stock work quartz veins. Initial inspection of the quartz veins showed them to be clearly mineralised. Locally previous shallow, up to 10m in depth, production shafts focussed on an E-W sub-vertical, property scale brittle structure, which can be linked to the Esmeril gold occurrence and the Fofoca occurrence.

Esmeril was the focus of recent mining, of the highly weathered fraction of the granitic host rock and stockwork veins. The mineralised stockwork veins, exposed by previous workers, show boxwork and fresh sulphides with associated ferruginous staining of both the veins and wall rock alteration of the enclosing country rock.

The Fofoca area was the focus of a large-scale development of both the alluvial and oxidised stockwork granitic host rocks. This area is also located on the E-W structure considered to be associated to the structures linked to Atacadao.

Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Sao Domingos property will define a series of large tonnage economic gold and poly metallic ore bodies, and is currently conducting further exploration to define further drill targets.


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Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

99.1 Aurora Gold Corporation news release issued April 4, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AURORA GOLD CORPORATION


Date: April 4, 2006                    by: /s/ A. Cameron Richardson
      -------------                        -------------------------
                                               A. Cameron Richardson
                                               CFO and Director


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